EXHIBIT 10.11

                           L E A S E  A G R E E M E N T

BY AND BETWEEN:

SUBURBAN MALL V ASSOCIATES,
a New Jersey Partnership

                                                   "Landlord"


                                     - and -


THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware Corporation,

                                                            "Tenant"


Premises:  1 Dodge Drive
           West Caldwell, New Jersey  07006


DATED:


PREPARED BY:  ROBERT S. BROWN, ESQ.

#13740-286
#380
August 10, 1993

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                                TABLE OF CONTENTS

1.  LEASED PREMISES......................................................1
2.  TERM OF LEASE........................................................2
3.  RENT.................................................................2
4.  PARKING AND USE OF EXTERIOR AREA.....................................3
5.  USE..................................................................4
6.  CONDITION OF LEASED PREMISES.........................................4
7.  REPAIRS AND MAINTENANCE..............................................4
8.  UTILITIES............................................................6
9.  TAXES................................................................6
10. INSURANCE............................................................7
11. SIGNS................................................................9
12. FIXTURES.............................................................9
13. BROKERAGE...........................................................10
14. FIRE AND CASUALTY...................................................10
15. COMPLIANCE WITH LAWS, RULES AN REGULATIONS..........................11
16. INSPECTION BY LANDLORD..............................................13
17. DEFAULT BY TENANT...................................................14
18. LIABILITY OF TENANT FOR DEFICIENCY..................................16
19. NOTICES.............................................................17
20. NON-WAIVER BY LANDLORD..............................................17
21. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS................17
22. NON-LIABILITY OF LANDLORD...........................................18
23. RESERVATION OF EASEMENT.............................................18
24. AIR, WATER AND GROUND POLLUTION.....................................19
25. STATEMENT OF ACCEPTANCE.............................................19
26. FORCE MAJEURE.......................................................19
27. STATEMENTS BY LANDLORD AND TENANT...................................20
28. CONDEMNATION........................................................20
29. REMEDIES............................................................21
30. QUIET ENJOYMENT.....................................................22
31. SURRENDER OF PREMISES...............................................22
32. INDEMNITY...........................................................22
33. LEASE CONSTRUCTION..................................................23
34. BIND AND INURE CLAUSE...............................................23
35. DEFINITIONS.........................................................23
36. DEFINITION OF TERM OF "LANDLORD"....................................23
37. COVENANTS OF FURTHER ASSURANCES.....................................24
38. COVENANT AGAINST LIENS..............................................24
39. SUBORDINATION.......................................................24
40. EXCULPATION OF LANDLORD.............................................25
41. LEASE TERMINATION CONTINGENCY.......................................25
42. ASSIGNMENT AND SUBLETTING...........................................25
43. GLASS...............................................................27
44. EXECUTION AND DELIVERY..............................................27
45. FINANCIAL STATEMENTS................................................27
46. TENANCY REVIEW......................................................27
47. OPTION TO RENEW.....................................................28
48. RIGHT OF FIRST REFUSAL................................................

SCHEDULE "A"  -  METES AND BOUND DESCRIPTION

SCHEDULE "B"  -  TENANT'S FLOOR PLAN

          THIS AGREEMENT, made the 11th day of August 1993, by and between SUBURBAN MALL V ASSOCIATES, a New Jersey Partnership, having an office at 14A Worlds Fair Drive, Franklin Township, New Jersey 08873 (having a mailing address at P.O. Box 5850, Somerset, New Jersey 08875) hereinafter called the "Landlord"; and THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware Corporation, having an office at ___________________________ ___________________, hereinafter called the "Tenant."

                              W I T N E S S E T H :

          WHEREAS, the Landlord owns a building, containing 90,900 square feet of gross rentable area, commonly known as 1 Dodge Drive, hereinafter referred to as the "Building," which Building is located in the Borough of West Caldwell, in the County of Essex and State of New Jersey, which lands and premises are more particularly described by metes and bounds on Schedule "A" annexed hereto and made a part hereof; and

          WHEREAS, the Landlord intends to lease to Tenant a portion of the Building, which portion contains approximately 73,571 square feet, outside dimensions to center line of common wall, hereinafter referred to as the "Leased Premises"; and

          WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the said lease,

          NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the Leased Premises as described in Paragraph #1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

          1. LEASED PREMISES

          The Leased Premises shall consist of a portion of the Building, which portion contains approximately 73,571 square feet, outside dimensions to center line of common wall, together with all improvements constructed thereon for the use of the Tenant, and all easements, improvements, tenements, appurtenances, hereditament, fixtures and rights and privileges appurtenant thereto, and any and all fixtures and equipment which are installed in said Building for the use of the Tenant in its occupancy of the Leased Premises. The Leased Premises are shown on a floor plan annexed hereto and made a part hereof as Schedule "B."

          2. TERM OF LEASE

          2.1 The Landlord leases unto the Tenant and the Tenant hires the Leased Premises for the term of five (5) years and six (6) months, to commence on October 1, 1993 (hereinafter called the "Commencement Date"), which term shall expire on March 31, 1999.

          2.2 Notwithstanding the Commencement Date hereunder, the Tenant shall have the right to occupy the Leased Premises effective as of the date of execution hereof for the purpose of installing its leasehold improvements therein, provided that the approval of Tenant's use and occupancy of the Leased Premises has been granted by the Borough of West Caldwell, as is hereinafter required. During said period of occupancy prior to the Commencement Date, the Tenant shall not be responsible to pay any installment of annual rent or additional rent, except that Tenant shall be responsible for the cost of all utility services allocable to the Leased Premises, in accordance with the provisions of paragraph 8.1 hereof. All other terms and conditions of this Lease Agreement shall be applicable to any such prior occupancy by the Tenant.

          3. RENT

          3.1 The Tenant covenants and agrees to pay annual rent as follows:

                           (a)      Anything herein contained to the contrary
notwithstanding, it is expressly understood and agreed that the Tenant shall not be responsible to pay any full or partial installment of annual rent during the first six (6) months of the term of this lease. It is understood and agreed, however, that all other terms and conditions of this lease shall apply during said period, including Tenant's obligation for all additional rent and other charges set forth herein.

                           (b)      During the balance of the five (5) year and
six (6) month 1ease term, Tenant shall pay annual rent in the amount of THREE HUNDRED TWELVE THOUSAND-SIX HUNDRED SEVENTY SIX AND 75/100 ($312,676.75) DOLLARS (based upon the amount of $4.25 per square foot of the Leased Premises, per annum), in equal installments of TWENTY SIX THOUSAND FIFTY SIX AND 40/100 ($26,056.40) DOLLARS per month.

                           (c)      All of the foregoing monthly payments shall
be made promptly in advance on the first day of each and every month during the term of the lease without demand and without offset or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

          3.2 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first month's installment of annual rent payable hereunder.

          3.3 Any installment of annual rent or additional rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the fifth (5th) day of any lease month, shall bear a late charge of ten (10%) per cent of such installment of annual rent or additional rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be additional rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of annual rent or additional rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

          4. PARKING AND USE OF EXTERIOR AREA

          4.1 The Tenant shall have the right to use up to 100 of the parking spaces serving the Building of which the Leased Premises is a part on a non-exclusive basis, in common with the other tenants thereof, and to use the access driveways and allocated parking spaces for its business purposes and for those of its agents, servants, employees or invitees. The Landlord reserves the right to allocate designated parking spaces if Landlord chooses. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic in and out of the Leased Premises. In connection with the use of the loading platforms, if any, both Landlord and Tenant agree that they will not use the same in connection with the conduct of their business so as to unreasonably interfere with the use of the access driveways and parking areas.

          4.2 The Tenant may not utilize any portion of the land outside of the Leased Premises for outside storage of raw materials or finished products.

          5. USE

          The Tenant covenants and agrees to use and occupy the Leased Premises for office and warehousing purposes only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof.

          6. CONDITION OF LEASED PREMISES

          It is expressly understood and agreed that the Tenant shall take the Leased Premises and improvements as of the Commencement Date in an "as is" condition, except that the Landlord hereby agrees that it shall deliver the Leased Premises to the Tenant with all mechanical systems located therein in good repair and operating condition.

          7. REPAIRS AND MAINTENANCE

          7.1 The Tenant shall take good care of the Leased Premises and, at its cost and expense, keep and maintain in good repair the interior of the Leased Premises, including all non- structural repairs to the floor, the air-conditioning and heating plant, the plumbing, pipes, sanitary sewer lines and conduits, and fixtures belonging thereto; and shall replace all air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including mechanical and working parts as may be required; and shall replace all ballasts and fluorescent fixtures; and shall maintain interior water and sewer pipes and connections, and shall generally maintain and repair the interior of the Leased Premises, and shall, at the end or the expiration of the term, deliver up the Leased Premises in good order and condition, damages by fire or casualty, the elements and ordinary wear and tear excepted. The Tenant expressly agrees that it shall enter into a periodic maintenance agreement with a reputable heating, ventilating and air-conditioning contractor, which contract shall provide for a minimum of two (2) inspections per year; in lieu of the foregoing the Tenant shall have the right to utilize qualified employees for the performance of such maintenance services as shall be approved by the Landlord, which approval shall not be unreasonably withheld or delayed. A copy of said contract shall be forwarded to the Landlord prior to the Commencement Date and thereafter on an annual basis, and copies of inspection reports shall be delivered to the Landlord within ten (10) days of receipt thereof by Tenant. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises, or any overloading of the floors of the Building, constituting part of the Leased Premises. Tenant shall reimburse Landlord in connection with exterior maintenance and repairs as hereinafter provided in Article 7.2.

          7.2 The Tenant shall pay to the Landlord, monthly, as additional rental, a sum equal to 81% of costs incurred by the Landlord for the maintenance, repair and replacement of the following: (i) roof, gutters, leaders, flashings, metal gravel stops and roof drains; (ii) parking lot, driveways, walkways, exterior lighting; (iii) exterior sewer and utility lines;
(iv) lawns and shrubbery; (v) snow removal and general ground maintenance; (vi) any signs serving the whole Building of which the Leased Premises are a part; and (vii) standby sprinkler charges. Anything hereinabove contained in Article
7.1 or 7.2 to the contrary notwithstanding, it is expressly understood and agreed that any replacement of any major capital item (including the roof, air conditioning and heating plant, plumbing system, electrical system, exterior sewer and utility lines, parking lot, driveways, walkways or exterior lighting) or any major component thereof, shall be amortized over the useful life of any such item which is replaced (not to exceed ten (10) years). The Tenant shall be responsible to reimburse the Landlord for that portion of such amortized costs which is allocable to the remaining term of this Lease. In the event of the exercise of the Tenant of its Option to Renew as hereinafter contained in
Article 47, the Tenant shall at that time be responsible for the portion of such amortized costs which is applicable to the option period. Any such costs which are incurred by the Landlord shall be necessary, customary and reasonable for the operation and maintenance of the Property in a first class manner, as befits similar properties in the West Caldwell, New Jersey area. Notwithstanding the above, the Landlord shall be responsible, at its sole cost and expense, for the maintenance, repair and replacement of the exterior walls, structural steel and foundation of the Building provided that any damage to the foregoing has not been caused by the negligence or willful misconduct of the Tenant or Tenant's agents, servants, employees or invitees, in which case such damage shall be repaired by Landlord at Tenant's sole cost and expense.

          7.3 During the first year of the lease term, the Landlord shall estimate the cost of all of the repair, maintenance and replacement services required pursuant to Article 7.2 above, as if the Building were 100% rented. Landlord shall furnish such estimate (which will contain an itemized list of all such estimated costs) to the Tenant, and Tenant shall pay its pro rata share thereof equal to 81% each month of the lease term, together with the rent. At the expiration of the first twelve months of the lease term, the Landlord shall furnish to Tenant a breakdown, certified by the Landlord, as to the total cost of maintenance, repair and replacement for the prior twelve months. In the event Tenant's pro rata share shall be more than the aggregate paid by the Tenant during the preceding twelve month period, Tenant shall pay to the Landlord, in one lump sum, any difference in such obligation, said sum to be paid within fifteen days after demand. In the event Tenant shall have overpaid its pro rata share, any such overage shall be applied to the monthly maintenance, repair and replacement charges prospectively due under the Lease. This procedure shall be followed during each year of the lease term, and at the expiration of the lease, any overage or underage shall be credited or paid after computation by the Landlord, which obligation of Landlord and Tenant shall survive the expiration of the lease term. Landlord hereby agrees that it shall deliver copies of invoices justifying any statement delivered to the Tenant hereunder, upon request.

          8. UTILITIES

          8.1 The Tenant shall, at its own cost and expense, pay all utility meter and service charges, including gas, sewer, electric, water, standby sprinkler charges, janitorial and garbage disposal services.

          8.2 The Landlord is hereby granted the privilege of entering the Leased Premises for the purpose of repairing any utility lines which serve the Leased Premises. Any entry shall be upon reasonable notice except in the event of emergency.

          9. TAXES

          9.1 The Tenant, in addition to the rent reserved, shall, during the term of the lease, promptly pay to the Landlord, monthly, in advance, its proportionate part of all real estate and personal property taxes assessed against the land, Building and improvements of which the Leased Premises are a part (the "Property"). Said obligation shall be prorated as of the commencement and termination of the lease. In addition to the obligation to pay real estate taxes as hereinabove set forth, the Tenant shall, during the term of this lease, pay to the Landlord monthly, in advance, its proportionate part of any levy for the installation of local improvements affecting the Property assessed by any governmental body having jurisdiction thereof. The real estate tax obligation of the Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. The Tenant's proportionate part of taxes and assessments is 81%.

          9.2 The Landlord may contest any assessment or levy of taxes on the Property. A contest conducted by the Landlord may include the Property and other land and buildings owned by the Landlord.

          9.3 If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Property, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

          9.4 Nothing in this lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes.

          9.5 The Tenant shall pay to Landlord, monthly, as additional rent, together with its rent to be paid pursuant to Article 3, one-twelfth of Tenant's proportionate share of annual real estate taxes and assessments to be paid by Tenant, as provided in Article 9.1 above. Landlord shall adjust Tenant's rent payment from time to time based on annual tax requirements, and Landlord shall furnish to Tenant, if requested, a computation and breakdown of Tenant's tax obligation.

          10. INSURANCE

          10.1 The Tenant agrees to pay monthly, in advance, as additional rent, its proportionate share (81%) of the annual insurance premium or premiums charged to the Landlord for insurance coverage which insures the Property. The insurance shall be for the full replacement value of all insurable improvements with any customary extensions of coverage including, but not limited to, vandalism, malicious mischief, sprinkler damage, flood insurance and comprehensive liability. Tenant shall pay the full premium attributable to casualty rent insurance, insuring the value of one (1) year's gross rental obligation of Tenant hereunder, including taxes and insurance premiums. Any increase in the premiums hereinabove referred to due to change in rating of the Building of which the Leased Premises are a part, attributable to the use of the Leased Premises by the Tenant shall be paid entirely by the Tenant. Landlord shall certify annually, the annual cost of such insurance premiums, and shall furnish to Tenant, if requested, a copy of all insurance premium bills for which Tenant has been charged its pro rata share thereof.

          10.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of ONE MILLION ($1,000,000.00) DOLLARS per accident for one (1) person, THREE MILLION ($3,000,000.00) DOLLARS per accident for two (2) or more persons, and a minimum amount of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS for property damage, and the Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the Landlord and will furnish Landlord with a certificate of said liability insurance prior to the commencement of the term of this lease and thereafter on an annual basis.

          10.3 It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be cancelled except on thirty (30) days' written notice to any and all parties in interest.

          10.4 The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

          11. SIGNS

          The Tenant shall, at its sole cost and expense, have the right and privilege of using Tenant's proportionate share of the tombstone signage located in the front of the Building of which the Leased Premises are a part, for the purpose of identifying the Tenant. The said sign shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof, and shall be approved by the Landlord, which approval shall not be unreasonably withheld or delayed. The erection of such sign shall not cause any structural damage to the Building. It is expressly understood and agreed that the Tenant shall not erect roof signs.

          12. FIXTURES

          The Tenant is given the right and privilege of installing and removing property, machinery, equipment and fixtures in the Leased Premises during the term of the lease subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof at the cost and expense of Tenant. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property prior to such dispossession or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall be deemed, at the option of the Landlord, to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal to the Tenant, together with an additional twenty one (21%) per cent of such costs for Landlord's overhead and profit, which total costs shall be deemed to be additional rent hereunder. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

          13. BROKERAGE

          The parties mutually represent to each other that RESOURCE REALTY OF NEW JERSEY, INC. is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this lease transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Tenant.

          14. FIRE AND CASUALTY

          14.1 In case of any damage to the Building by fire or other casualty occurring during the term or previous thereto, which renders the Leased Premises wholly untenantable so that the same cannot be repaired within one hundred eighty (180) days from the happening of such damage, then the term hereby created shall, at the option of the Landlord, terminate from the date of such damage. If the Landlord elects to terminate the lease, Landlord shall notify the Tenant of such election within thirty (30) days of the happening of the fire or casualty, and in such event the Tenant shall immediately surrender the Leased Premises and shall pay annual rent and additional rent only to the time of such damage and the Landlord may re-enter and re-possess the Leased Premises, discharged from this lease. In the event the Landlord can restore the Leased Premises within one hundred eighty (180) days, it shall advise the Tenant of such fact, and the lease shall remain in full force and effect during the period of Landlord's restoration, except that annual rent and additional rent shall abate, upon the happening of fire or casualty, and while the repairs and restorations are being made, but the rent shall recommence upon restoration of the Leased Premises and delivery of the same by the Landlord to the Tenant. Landlord agrees that it will undertake reconstruction and restoration of the Leased Premises with due diligence and reasonable speed and dispatch, subject to the terms and conditions of Article 26.

          14.2 If the Building shall be damaged, but the damage is repairable within one hundred eighty (180) days the Landlord agrees to repair the same with due diligence and reasonable speed and dispatch subject to the terms and conditions of Article 26. In such event, the rent accrued and accruing shall not abate, except for that portion of the Leased Premises that has been rendered untenantable and as to that portion the rent shall abate, based on equitable adjustments.

          14.3 The Tenant shall immediately notify the Landlord in case of fire or other damage to the Leased Premises.

          14.4 Notwithstanding anything contained in Article 14.1 or 14.2 above, if such repairs are for any reason not completed within two hundred ten (210) days, then the Tenant shall have the right to terminate this lease upon written notice to the Landlord of such election, and in such event of termination Landlord and Tenant shall thereupon be released of liability one to the other, and the within lease shall be deemed null and void.

          14.5 Rent, as referred to in this Article 14, is intended to include annual rent, additional rent and all other lease charges required to be paid by Tenant pursuant to this lease.

          15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

          15.1 (i) The Tenant covenants and agrees that upon acceptance and occupancy of the Leased Premises, it will, during the lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments and of any and all their instrumentalities, departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, and/or arising from the operations of the Tenant therein.

                  (ii) The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Leased Premises in the conduct of its business.

                  (iii) The Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in order to keep the premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

          15.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after ten (10) days' notice (except for emergency repairs, which may be made immediately) enter the Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this lease otherwise provided.

          15.3 Without limiting anything hereinabove contained in this Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Remediation Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under it predecessor statute, the Environmental Cleanup Responsibility Act, if applicable) prior to the expiration or earlier termination of the within lease, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to one and one-half (1-1/2) times the annual rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter Of non-applicability" issued by the New Jersey Department of Environmental Protection and Energy, hereinafter referred to as "NJDEPE", or an approved "negative declaration" or a "remedial action workplan" which has been fully implemented and approved by NJDEPE. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEPE, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA, it being understood that Landlord shall be responsible to comply with ISRA in any such instance. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEPE, at no cost to Tenant. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard
Industrial Classification No. is          , and that Tenant shall not generate,
manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in accordance with all applicable statutes, laws, rules, regulations and requirements of applicable governmental entities having jurisdiction. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the lease term.

          16. INSPECTION BY LANDLORD

          The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right, during normal business hours, to enter into and upon the Leased Premises, or any part thereof, with 24 hour prior oral notice at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective tenants [within the last six (6) months of the term of this lease or at any time during which the Tenant is in default under the terms and conditions of this lease] and purchasers (at all times) in the presence of a representative of Tenant except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

          17. DEFAULT BY TENANT

          17.1 Each of the following shall be deemed a default by Tenant and a breach of this lease:

                           (1) (i) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the rent and additional rent stipulated herein is being paid and the terms of the lease are being complied with;

                            (ii) dissolution or liquidation of the Tenant;

                           (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of the Tenant, if such appointment shall not be vacated within one hundred twenty (120) days, provided the rent and additional rent stipulated herein is being paid and the terms of the lease are being complied with, during said one hundred twenty (12O) day period;

                            (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant if such taking of possession shall not be vacated within one hundred twenty (12O) days, provided the rent and additional rent stipulated herein is being paid and the terms of the lease are being complied with, during said one hundred twenty (120) day period;

                             (v)  making by the Tenant of an assignment
          for the benefit of  creditors;

                             (vi) abandonment, desertion or vacation of the Leased Premises by the Tenant for a period in excess of thirty (30) days.

                           If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' notice to the Tenant and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

                           (2) (i) Default in the payment of the rent or additional rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this lease required.

                             (ii)  A default in the performance of any
         other covenant or condition of this lease on the part of the Tenant to be performed for a period of-thirty (30) days after notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, and if the Landlord is indemnified against loss or liability arising from the default.

          17.2 In case of any such default under Article 17.1 (2), at any time following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1 (2), hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on the Tenant.

          17.3 In case this lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor, unless caused by the negligence or intentional misconduct of the Landlord or Landlord's agents, servants or employees. No re-entry by landlord shall be deemed an acceptance of a surrender of this lease.

          17.4 In case this lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current terms, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord hereby agrees that it shall use reasonable efforts to relet the Leased Premises so as to mitigate the damages otherwise payable by the Tenant hereunder. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises in excess of the rent reserved in this Lease.

          17.5 (1) In case this lease be terminated by summary proceedings or otherwise, as provided in this Article 17, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                             (i)  a sum equal to all reasonable expenses,
         if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                             (ii) a sum equal to all damages set forth in this Article 17 and in Article 18.

                           (2)    Without any previous notice or demand,
separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

                           (3)    All sums which Tenant has agreed to pay by
way of adjustments to rent or equitable adjustments in utility charges shall be deemed rent reserved in this lease within the meaning of this Article 17 and subsections hereof.

          18. LIABILITY OF TENANT FOR DEFICIENCY

          In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained.

          19. NOTICES

          19.1 All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.

          19.2 All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Tenant may designate in writing, with a copy to Donald B. Ross, Jr., Esq., Whipple, Ross & Hirsch, 9 Campus Drive, Parsippany, New Jersey 07054.

          20. NON-WAIVER BY LANDLORD

          The failure of the Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord or Tenant (except for Tenant's option to renew, as hereinafter set forth, which must be exercised strictly in accordance with its terms) herein conferred in any one or more instances, shall not be construed as a waiver by the Landlord or Tenant of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

          21. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

          21.1 The Tenant may make alterations, additions or improvements to the Leased Premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, provided such alterations, additions or improvements do not lessen the value of the Leased Premises. Notwithstanding the above, the Landlord's consent shall not be required in connection with non-structural alterations costing less than SEVEN THOUSAND FIVE HUNDRED AND 00/100 ($7,500.00) DOLLARS or for the installation of normal decorations. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease term, it being understood that Landlord shall make such election at the time that Landlord gives its consent to the making of any such alteration or addition. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. Landlord and Tenant hereby agree that they shall conduct a walkthrough inspection of the Leased Premises at least ninety (90) days prior to the expiration date of this lease, at which time Landlord shall determine which alterations and improvements will need to be removed by the Tenant at Tenant's sole cost and expense, and which shall remain. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

          21.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

          22. NON-LIABILITY OF LANDLORD

          22.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

          22.2 It is expressly understood and agreed that in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for the negligence or intentional misconduct of the Landlord or Landlord's agents, servants or employees.

          23. RESERVATION OF EASEMENT

          The Landlord reserves the right, easement and privilege, upon reasonable prior written notice to the Tenant to enter on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

          24. AIR, WATER AND GROUND POLLUTION

          The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, water or ground pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water, air or ground pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, water or ground caused by the Tenant by its use of the Leased Premises. Landlord hereby agrees that it shall indemnify, defend and save harmless the Tenant from and against any and all claims or liabilities incurred in connection with the environmental condition of the Property existing as of the Commencement Date hereunder, or which later caused by the Landlord. The within covenants shall survive the expiration or earlier termination of this lease.

          25. STATEMENT OF ACCEPTANCE

          Upon the delivery of the Leased Premises to the Tenant, pursuant to the terms and conditions of this lease, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the Leased Premises and agrees to pay rent from the date of acceptance, subject to the terms and conditions of the lease as herein contained, which statement may be in recordable form if required by the Landlord, and which statement shall set forth the Commencement Date and the date of expiration of the lease term.

          26. FORCE MAJEURE

          Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

          27. STATEMENTS BY LANDLORD AND TENANT

          Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the basic rent and other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant to this Article may be relied upon as to the facts contained therein.

          28. CONDEMNATION

          28.1 If due to the condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than fifteen (15%) percent of the Leased Premises is taken or rendered untenantable, or (ii) in the event that more than twenty-five (25%) percent of the ground is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the Leased Premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the Building, ground area, parking area, or deny access to these premises, then and in either of such events as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Building on the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for Tenant's property, equipment and fixtures and for the costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

          28.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in Article 28.1, and in which event the Tenant shall elect to retain the balance of the Leased Premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the property prior to the taking bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to usable condition to the extent of the condemnation award.

          29. REMEDIES

          29.1 The rights and remedies given to the Landlord and Tenant in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord or Tenant, shall be deemed to be in exclusion of any of the others.

          29.2 In addition to any other legal remedies for violation or breach by or on the part of the Landlord or Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this lease on the part of the Landlord or Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord or Tenant, as applicable.

          29.3 No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord or Tenant to enforce any covenant or condition by reason of its breach by the other party shall not be deemed to void or affect the right of the Landlord or Tenant to enforce the same covenant or condition on the occasion of any subsequent default or breach.

          30. QUIET ENJOYMENT

          The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

          31. SURRENDER OF PREMISES

          On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant, which covenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the Leased Premises be not surrendered at the end of the lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises.

          32. INDEMNITY

          Anything in this lease to the contrary notwithstanding, and without limiting the Tenant' 8 obligation to provide insurance pursuant to Article 10 hereunder but subject to the provisions of Article 10.4, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

              (i) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof;

              (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

              (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

              (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with.

              (v) Subject to the exception set forth in Article 22.1 hereof, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees.

 Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

          33. LEASE CONSTRUCTION

          This lease shall be construed pursuant to the laws of the State of New Jersey.

          34. BIND AND INURE CLAUSE

          The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          35. DEFINITIONS

          The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

          36. DEFINITION OF TERM OF "LANDLORD"

          When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the title to the Building containing the Leased Premises. Upon the transfer by the Landlord of the title, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within lease.

          37. COVENANTS OF FURTHER ASSURANCES

          If, in connection with obtaining financing for the improvements on the Leased Premises, the Mortgage Lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

          38. COVENANT AGAINST LIENS

          Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this lease in any way whatsoever. Any violation of this Article shall be considered a breach of this lease.

          39. SUBORDINATION

          This lease shall be subject and subordinate at all times to the lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land and Building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgage or ground lease or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Tenant appoints Landlord the attorney in fact of the Tenant irrevocably, to execute and deliver any such instrument or instruments for and in the name of Tenant. Landlord hereby agrees that it shall use its best efforts to obtain from its current mortgagee a subordination, non-disturbance and attornment agreement for the benefit of Tenant. Landlord shall obtain such an agreement from any future mortgagee, as a condition of the subordination hereinabove required. Any such subordination, non-disturbance and attornment agreement which shall be obtained for the Tenant's benefit shall be written on any such mortgagee's customary form.

          40. EXCULPATION OF LANDLORD

          Neither Landlord nor its principals shall have any personal obligation for payment of any indebtedness or for the performance of any obligation under this lease but the payment of the indebtedness and the performance of obligations expressed herein may be enforced only against the Leased Premises, and the rents, issues and profits thereof, and the Tenant agrees that no deficiency judgment or other judgment for money damages shall in any event be entered by it against the Landlord or its principals personally in any action; provided, however, that the provisions of this paragraph shall in no way affect Tenant's other remedies for the payment of any indebtedness or for the enforcement of Landlord's covenants under this lease.

          41. LEASE TERMINATION CONTINGENCY

          42.1 The within lease agreement is subject to and conditioned upon the Tenant entering into an agreement terminating its existing lease for other premises, which agreement shall be entered into on or before August 15, 1993. In the event, the Tenant has not entered into said agreement by August 15, 1993, thereafter the within lease agreement may be cancelled by either Landlord or Tenant upon written notice one to the other.

          42. ASSIGNMENT AND SUBLETTING

          42.1 Tenant shall neither assign this lease nor sublet all or any portion of the Leased Premises without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, subject to Landlord's rights hereinafter provided in Article 42.4.

          42.2 Any request by Tenant for Landlord's consent to an assignment of the lease shall state the proposed assignee's address and be accompanied by a profit and loss and balance statements of the proposed assignee for the prior three (3) years, as well as duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

          42.3 Any request by Tenant for Landlord's consent to a sublease shall state the proposed subtenant's address and be accompanied by profit and loss and balance statements of the proposed subtenant for the prior three (3) years, as well as a duplicate original of the instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the lease and such subtenant agrees that, if the lease is terminated because of Tenant's default, such subtenant shall, at Landlord's option, attorn to Landlord).

          42.4 Any request by Tenant for Landlord's consent to an assignment of the lease or a sublease of all or substantially all of the Leased Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute Tenant's offer to cancel the lease. Landlord may accept such offer by notice to Tenant within ninety (90) days after Landlord's receipt thereof, in which event, the lease shall terminate as of the end of the month following the month in which such notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration of the term), annual rent and additional rent shall be apportioned to such date, Tenant shall surrender the Leased Premises on such date as herein provided, and subject to payment of required lease adjustments, the parties shall thereafter have no further liability one to the other. If Landlord fails to send such notice, Tenant, within twenty (20) days after the expiration of such ninety (90) day period, may assign the lease or sublet all or substantially all of the Leased Premises to the proposed assignee or subtenant and upon the terms specified in such request, subject to the Landlord's right of approval of the assignee or subtenant as hereinabove set forth. In any event, Tenant shall pay to Landlord, as additional rent, amounts received by Tenant from the assignee or subtenant in excess of the annual rent and additional rent payable by Tenant hereunder.

          42.5 In the event of a permitted assignment, Landlord may collect annual rent and additional rent directly from the assignee. In the event of a permitted sublease, Landlord may, if Tenant defaults hereunder, collect annual rent and additional rent directly from the subtenant. In either such event, Landlord may apply any amounts so collected to the annual rent and additional rent hereunder without thereby waiving any provisions hereof or releasing Tenant from liability for the performance of its obligations hereunder.

          42.6 Landlord's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease by Tenant or any one claiming under or through the Tenant, except in accordance with this
Article 43.

          42.7 It is expressly understood and agreed that Tenant's Option to Renew, as hereinafter set forth in Article 48, shall be personal to Tenant only, and may not be exercised by any permitted assignee or subtenant hereunder. It is understood and agreed that Tenant's Option to Renew shall be null and void in the event that fifty (50%) percent or more of the Leased Premises have been sublet by the Tenant prior to the date set for the exercise by Tenant of the Option to Renew hereinafter set forth.

          43. GLASS

          The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the Leased Premises which may become damaged or destroyed at its cost and expense, unless such damage is caused by the negligence or intentional misconduct of the Landlord or Landlord's agents, servants or employees.

          44. EXECUTION AND DELIVERY

          The submission of the within lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

          45. FINANCIAL STATEMENTS

          The Tenant agrees, at the request of the Landlord, to be made not more than once during any lease year, to furnish its latest current income and balance statements, certified to by an officer of the corporation. It being understood and agreed that the Landlord shall utilize said statements solely for the purpose of obtaining financing for the Property.

          46. TENANCY REVIEW

          The within Lease Agreement is conditioned upon and subject to the approval of the Tenant's use and occupancy of the Leased Premises by the Borough of West Caldwell. In the event said approval is not obtained, the within Lease Agreement shall be deemed to be null and void.

          47. OPTION TO RENEW

          Provided the Tenant is not in default pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease, for one (1) five (5) year period, to commence at the end of the initial term of this lease, which renewal shall be upon the same terms and conditions as in this lease contained, except as follows:

          (1) During the five (5) year renewal term, there shall be paid annually the minimum base rent of THREE HUNDRED TWELVE THOUSAND SIX HUNDRED SEVENTY SIX AND 75/100 ($312,676.75) DOLLARS, hereinafter referred to as the "Original Base Rent". The Original Base Rent shall be increased, if applicable, in the event of an increase in the Cost of Living Index based on application of the Cost of Living formula which is hereinafter defined as follows:

                  At the inception of the five (5) year renewal term, there shall be compared the "All Items" Index figures for the New York-Northeastern New Jersey average of the "Consumers Price Index for All Urban Consumers" (revised CPI-U) (1982-84 equal to 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (in this paragraph hereinafter referred to as the "Index") for the date which is three (3) months prior to the date of execution of this lease with the month which is three (3) months prior to the first month of the five (5) year renewal term. If there is an increase in the Index for the month which is three months prior to the first month of the five (5) year renewal period compared to the applicable Index for the date which is three (3) months prior to the date of execution of this lease, ninety (90) percent of said increase in Index figures shall be used to determine the applicable percentage of increase which shall be the basis for determining rent increase over the Original Base Rent in accordance with the formula hereinbefore set forth, and as shown in the following example:

                  EXAMPLE: If the Index figure for the month which is three (3) months prior to date of execution of this lease is 100 (the denominator) and the Index figure for the month which is three (3) months prior to first month of the five (5) year renewal term is 130, 90% of the increase in the Index figures will produce an increase of 27%.

                                                     (130-100) X .90
                                                        100

                                    Applying the formula, 27% of $312,676.75 is equal to $84,422.72. Adding said sum of $75,331.25 to the Original Base Rent of $312,676.75 produces an annual renewal rent of $397,099.47 payable in equal monthly installments of $33,091.62.

In the event the rent payment for the first month(s) of the five (5) year renewal term shall have been paid prior to the determination of any applicable rent increase in excess of the Original Base Rent payable for the five (5) year renewal term, any increase for months already elapsed after commencement of the five (5) year renewal term shall then be added to the next monthly rent payment then becoming due and payable.

          (2) Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the minimum rent during the five (5) year renewal period shall not be less than THREE HUNDRED SEVENTY FIVE THOUSAND TWO HUNDRED TWELVE AND 10/100 ($375,212.10) DOLLARS per annum.

          (3) It is understood and agreed that should the applicable Index figure not be published for any particular month when the same shall be applicable under the terms of this lease, the last published figure prior to that date shall be used, but in no event shall such figure be retroactive for a period in excess of three (3) months. In the event that the applicable Index figure is discontinued by way of publication with respect to the entire Index, then and in that event, the parties shall agree on an equivalent and substituted Cost of Living Index to be applied in the same manner as in this lease provided. In the event the parties cannot mutually agree as to the equivalent substituted Index, then and in that event the question should be submitted for arbitration to the American Arbitration Association.

          (4) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, six (6) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than six (6) months prior to the date fixed for termination of the original term of this lease.

          (5) If the base year (1982-84 equal to 100) hereinabove referred to with respect to the "Index" shall be changed after the execution of this lease, appropriate adjustments based on such new Index shall be made so as to have a proper application of the Cost of Living formula.

          (6) The obligation to pay the rent as adjusted pursuant to the Cost of Living formula hereinabove provided shall be in addition to the obligation to pay all additional rent and other charges required by the terms and conditions of the lease.

          48. RIGHT OF FIRST REFUSAL

          It is understood and agreed that the tenant shall have a right of right of first refusal to lease any vacant space in the Building which right of first refusal shall be exercised as is hereinafter set forth. When Landlord has received a bona fide offer to lease any such vacant space in the Building, Landlord shall forward such offer to the Tenant, by certified mail, return receipt requested. Tenant shall then have a period of ten (10) business days within which to accept Landlord's offer to lease said space to the Tenant, which election by Tenant shall be made by written notice to Landlord within said ten
(10) business day period. In the event Tenant elects not to lease said space, or fails to notify Landlord of its election within said ten (10) business day period, Landlord shall then be free to lease said balance of space to the third party offeree free and clear of Tenant's rights under this Article. If Tenant elects to take such balance of space, Tenant shall enter into an amendment to this lease agreement incorporating the balance of space into the premises leased hereunder within thirty (30) days after Landlord's written notice to Tenant, upon the same terms and conditions as were contained in the offer forwarded by Landlord to Tenant.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                                SUBURBAN MALL V ASSOCIATES

                                        BY: /s/ Herbert Punia (L.S.)
                                                Herbert Punia, Partner


ATTEST:                                 THE CHILDREN'S PLACE RETAIL STORES, INC.

                                        BY: /s/ Stanley Silver

STATE OF NEW JERSEY             )
                                )   SS.:
COUNTY OF MORRIS                )

          BE IT REMEMBERED, that on this 11th day of AUGUST 1993, before me, the subscriber, HERBERT PUNIA personally appeared HERBERT PUNIA, Partner of SUBURBAN MALL V ASSOCIATES, a New Jersey Partnership, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                             /s/ Andrea Nitti


STATE OF NEW JERSEY              )
                                 )   SS.:
COUNTY OF MORRIS                 )

          BE IT REMEMBERED, that on this 11th day of AUGUST 1993, before me, the subscriber, STANLEY B. SILVER, personally appeared ______________, who, I am satisfied, is the person who signed the within Instrument as E.O.P. and C.O.O. of THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware Corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                            /s/ Andrea Nitti

                            FIRST AMENDMENT TO LEASE

                                 BY AND BETWEEN:

                           SUBURBAN MALL V ASSOCIATES,
                            a New Jersey Partnership,

                                   "Landlord"

                                      -and-

                    THE CHILDREN'S PLACE RETAIL STORES, INC.,
                             a Delaware Corporation,

                                    "Tenant"

                             DATED: 0CTOBER 21, 1994
                                   LAW OFFICES

                         EPSTEIN, EPSTEIN, BROWN & BOSEK
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Box 901
                         Chatham Township, NJ 07928-0901
                                   #13740-286
                                      #446
                                October 18, 1994

          FIRST AMENDMENT TO LEASE, made this 21st day of OCTOBER, 1994, between SUBURBAN MALL V ASSOCIATES, a New Jersey Partnership, having an office at 14A Worlds Fair Drive, Franklin Township, New Jersey 08873 (having a mailing address at P.O. Box 5850, Somerset, New Jersey 08875), hereinafter called the "Landlord"; and THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware Corporation, having an office at 1 Dodge Drive, West Caldwell, New Jersey 07006, hereinafter called the "Tenant. "


                              W I T N E S S E T H:-

          WHEREAS, the Landlord owns a building, containing 90,900 square feet of gross rentable area, commonly known as 1 Dodge Drive, hereinafter referred to as the "Building," which Building is located in the Borough of West Caldwell, in the County of Essex and State of New Jersey; and

          WHEREAS, the Landlord and Tenant have heretofore entered into a certain lease agreement dated August 11, 1993, hereinafter called the "Lease," pursuant to which Tenant has leased 73,571 square feet of space in the Building, hereinafter called the "Original Leased Premises," all in accordance with the terms and conditions of the Lease; and

          WHEREAS, the Landlord has agreed to provide and lease to Tenant the remaining space in the Building, containing 17,329 square feet, outside dimensions to center line of common wall, hereinafter called the "Additional Leased Premises," as the Additional Leased Premises shall be delivered by Landlord to Tenant in the Building hereinabove referred to in accordance with the terms and conditions hereinafter provided; and

          WHEREAS, the Landlord and Tenant by this First Amendment to Lease wish to modify, supplement and amend the terms and conditions of the Lease to provide for additional rent and other Lease obligations as the same shall be required and attributable to the Additional Leased Premises,

          NOW, THEREFORE, in consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

          1. The revised Leased Premises shall consist of the 73,571 square feet of Original Leased Premises, together with the Additional Leased Premises containing 17,329 square feet of space, which total leased space, consisting of the entire Building, equals 90,900 square feet, and Article 1 of the Lease is hereby modified accordingly.

          2. The Lease term under the Lease as to the Additional Leased Premises shall commence on or about November 1, 1994, subject to the provisions of paragraph 4 hereof, hereinafter called the "Additional Commencement Date, " and the Lease term as to the revised Leased Premises shall expire on March 31, 1999, hereinafter called the "Expiration Date."

          3. Commencing on the Additional Commencement Date and continuing through the Expiration Date, Tenant shall pay annual rent in the amount of THREE HUNDRED EIGHTY SIX THOUSAND THREE HUNDRED TWENTY FIVE AND 00/100 ($386,325.00) DOLLARS per annum, (based upon the amount of $4.25 per square foot), in equal installments of THIRTY TWO THOUSAND ONE HUNDRED NINETY THREE AND 75/100 ($32,193.75) DOLLARS per month. Tenant shall pay, in addition to the annual rent hereinabove provided, all other charges as in the Lease required and as may be attributable to the Leased Premises. Notwithstanding the above, the Tenant shall not pay any increase in annual rent over that set forth in Article 3 of the Lease for any period prior to January 1, 1995, in the event the Additional Commencement Date occurs before said date. All other terms and conditions of the Lease shall apply to any such period following the Additional Commencement Date which is prior to January 1, 1995.

          4. It is expressly understood and agreed that the Tenant shall take the Additional Leased Premises and improvements as of the Additional Commencement Date in an "as is" condition, except that the Landlord shall deliver the Additional Leased Premises to the Tenant with all mechanical systems located therein in good repair and operating condition. Tenant shall, however, be responsible, at Tenant's sole cost and expense, to obtain all permits and approvals required for the Tenant's use and occupancy of the Additional Leased Premises, whether the same takes the form of a certificate of occupancy, a temporary certificate of occupancy or a certificate of approval. Upon issuance of any such approvals, the Additional Commencement Date shall occur. Effective as of February 1, 1995, in the event the aforementioned permits and approvals necessary for Tenant's occupancy are not granted to Tenant, the within First Amendment to Lease may be canceled by Landlord or Tenant upon written notice to the other party.

          5. Effective on the Additional Commencement Date, Article 4 of the Lease entitled "Parking and Use of Exterior Area" shall be amended to provide that Tenant shall be entitled to use all of the parking spaces serving the Building.

          6. Effective as of the Additional Commencement Date, Tenant's pro rata share for additional rent and other charges provided in the Lease as applicable to taxes, repairs, insurance and other Lease obligations shall be revised from 81% to 100% wherever applicable, which revision and readjustment is attributable to the incorporation of the Additional Leased Premises in and to the Original Leased Premises as herein referred to.

          7. Article 47 entitled "Option to Renew" is hereby modified, supplemented and amended in full, as follows:

          "47. OPTION TO RENEW

          Provided the Tenant is not in default pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease, for one (1) five (5) year period, to commence at the end of the initial term of this lease, which renewal shall be upon the same terms and conditions as in this lease contained, except as follows:

          (1) During the five (5) year renewal term, there shall be paid annually the minimum base rent of THREE HUNDRED EIGHTY SIX THOUSAND THREE HUNDRED TWENTY FIVE AND 00/100 ($386,325.00) DOLLARS, hereinafter referred to as the "Original Base Rent." The original Base Rent shall be increased, if applicable, in the event of an increase in the Cost of Living Index based on application of the Cost of Living formula which is hereinafter defined as follows:

                           At the inception of the five (5) year renewal term, there shall be compared the "All Items" Index figures for the New York-Northeastern New Jersey average of the "Consumers Price Index for All Urban Consumers" (revised CPI-U) (1982-84 equal to 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (in this paragraph hereinafter referred to as the "Index") for the date which is three (3) months prior to the date of execution of this lease with the month which is three (3) months prior to the first month of the five (5) year renewal term.
                           If there is an increase in the Index for the month which is three months prior to the first month of the five (5) year renewal period compared to the applicable Index for the date which is three (3) months prior to the date of execution of this lease, ninety (90%) percent of said increase in Index figures shall be used to determine the applicable percentage of increase which shall be the basis for determining rent increase over the Original Base Rent in accordance with the formula hereinbefore set forth, and as shown in the following example:

                           EXAMPLE: If the Index figure for the month which is three (3) months prior to date of execution of this lease is 100 (the denominator) and the Index figure for the month which is three (3) months prior to first month of the five (5) year renewal term is 130, 90% of the increase in the Index figures will produce an increase of 27%.

                                                 (130-100) X .90
                                                       100

                                       Applying the formula, 27% of $386,325.00 is equal to $84,422.72. Adding said sum of $84,422.72 to the Original Base Rent of $386,325.00 produces an annual renewal rent of $470,747.72 payable in equal monthly installments of
                                       $39,228.98.

In the event the rent payment for the first month(s) of the five (5) year renewal term shall have been paid prior to the determination of any applicable rent increase in excess of the Original Base Rent payable for the five (5) year renewal term, any increase for months already elapsed after commencement of the five (5) year renewal term shall then be added to the next monthly rent payment then becoming due and payable.

               (2) Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the minimum rent during the five (5) year renewal period shall not be less than FOUR HUNDRED SIXTY THREE THOUSAND FIVE HUNDRED NINETY AND 00/100 ($463,590.00) DOLLARS per annum.

               (3) It is understood and agreed that should the applicable Index figure not be published for any particular month when the same shall be applicable under the terms of this lease, the last published figure prior to that date shall be used, but in no event shall such figure be retroactive for a period in excess of three (3) months. In the event that the applicable Index figure is discontinued by way of publication with respect to the entire Index, then and in that event, the parties shall agree on an equivalent and substituted Cost of Living Index to be applied in the same manner as in this lease provided. In the event the parties cannot mutually agree as to the equivalent substituted Index, then and in that event the question should be submitted for arbitration to the American Arbitration Association.

               (4) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, six (6) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than six (6) months prior to the date fixed for termination of the original term of this lease.

               (5) If the base year (1982-84 equal to 100) hereinabove referred to with respect to the "Index" shall be changed after the execution of this lease, appropriate adjustments based on such new Index shall be made so as to have a proper application of the Cost of Living formula.

               (6) The obligation to pay the rent as adjusted pursuant to the Cost of Living formula hereinabove provided shall be in addition to the obligation to pay all additional rent and other charges required by the terms and conditions of the lease."

          8. The parties mutually represent to each other that RESOURCE REALTY OF NEW JERSEY, INC. is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within First Amendment to Lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Tenant.

          9. Except as in this First Amendment to Lease provided, all other terms and conditions of the Lease shall remain in full force and effect and shall be applicable to the Additional Leased Premises upon the Additional Commencement Date.

          10. This Agreement shall be binding on the parties hereto, their heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or cause these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                             SUBURBAN MALL V ASSOCIATES


/s/ Dianne Dykstra                   BY: /s/ Herbert Punia (L.S.)
                                             Herbert Punia, Partner


ATTEST:                              THE CHILDREN'S PLACE RETAIL STORES, INC.


/s/ Sal Pepitone                     BY: /s/ Stanley Silver

STATE OF NEW JERSEY            )
                               )   SS.:
COUNTY OF SOMERSET             )

               BE IT REMEMBERED, that on this 2lst day of OCTOBER 1994, before me, the subscriber, SONDRA A. STEINBERG personally appeared HERBERT PUNIA, Partner of SUBURBAN MALL V ASSOCIATES, a New Jersey Partnership, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                           /s/ Sondra A. Steinberg


STATE OF                       )
                               )   SS.:
COUNTY OF                      )

               BE IT REMEMBERED, that on this 19th day of OCTOBER 1994, before me, the subscriber, DIANNE DYKSTRA, personally appeared STANLEY SILVER, who, I am satisfied, is the person who signed the within Instrument as C.O.O. of THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware Corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                           /s/ Sondra A. Steinberg